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                                                                   EXHIBIT 10.53

                      2000 - 2002 PERFORMANCE SHARE PROGRAM
                         DEFERRED STOCK AWARD AGREEMENT

         This AGREEMENT made as of DATE, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and FIRST LAST (the "Employee"), employee number 999999.

         WHEREAS, the stockholders of the Corporation approved the 1998 Long Term Incentive Plan at the Corporation's annual meeting held on May 20, 1998 (such plan, as may be amended from time to time, to be referenced the "1998 Plan"); and

         WHEREAS, pursuant to the Performance Share Program (the "Program") adopted by the Board of Directors of the Corporation (the "Board"), the Board has determined to make a Program grant to the Employee of Deferred Stock (subject to the terms of the 1998 Plan and this Agreement), as an inducement for the Employee to remain an employee of the Corporation (or a Subsidiary or Affiliate thereof), and to retain and motivate such Employee during such employment.

         NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

         1. Grant of Award. The Employee is hereby granted as of DATE, (the "Grant Date") a Deferred Stock Award (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to SHARES shares of Common Stock, $1.00 par value, of the Corporation ("Stock"). The shares of Stock covered by the Award shall vest, if at all, in accordance with Section 2.

         2. Vesting.

         (a) The Award will vest, if at all, in accordance with Schedule A, attached hereto and made a part of this Agreement.

         (b) In the event of the termination of Employee's employment with the Corporation (or a Subsidiary or Affiliate thereof) prior to the end of three year measurement period set forth in Schedule A (the "Measurement Period") due to the Employee's death, Disability, Retirement or termination not for Cause (each an "Early Termination") the Award will vest, if at all, on a prorata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) as soon as practicable after the end of the Measurement Period. The prorata share will be a percentage where the denominator is


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36 and the numerator is the number of months from January 1, 2000 through the month of the Early Termination, inclusive.

         (c) In the event of the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) for Cause, or if the Employee terminates his/her employment with the Corporation (or any Subsidiary or Affiliate thereof) prior to the distribution of any Award hereunder, the Award shall be forfeited in its entirety.

         (d) In the event of a Change in Control or Potential Change in Control of the Corporation, the Award shall vest in accordance with the 1998 Plan, or its successor.

         (e) If prior to the distribution of any Award hereunder, the Employee becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation, then the Award shall be forfeited in its entirety.

         (f) If prior to the distribution of any Award hereunder, the Employee takes a leave of absence without reinstatement rights, and unless otherwise agreed in writing between the Corporation and the Employee, then the Award shall be forfeited in its entirety.

         3. Payment in Cash. Upon a determination by the Board, an Award may be paid in cash or other consideration in accordance with a formula as adopted by the Board.

         4. Elective Deferrals. At any time at least 12 months prior to the end of the Measurement Period, the Employee may elect in writing, subject to approval by the Corporation, to voluntarily defer the receipt of the Stock for a specified additional period beyond the end of the Measurement Period (the "Elective Deferral Period"). Any Stock deferred pursuant to this Section 4 shall be issued to the Employee within 60 days after the end of the Elective Deferral Period. In the event of the death of the Employee during the Elective Deferral Period, the Stock so deferred shall be issued to the Employee's designated Beneficiary (or to the Employee's estate, in the absence of an effective beneficiary designation) within 60 days after the Corporation receives written notification of death.

         5. Transfer Restrictions. This Award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the Employee's successor in interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the Board.


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         6. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. No contract or right of employment shall be implied by this Agreement. In the event Employee does not forward to the Corporation, within the applicable period, required taxes with respect to any Award distributed pursuant to this Agreement, the Corporation may withhold from any payments to be made to the Employee by the Corporation (or any Subsidiary or Affiliate thereof), an amount(s) equal to such taxes.

         7. Securities Law Requirements. The Corporation shall not be required to issue Stock pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation's Stock is then registered and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.

         The Board may require the Employee to furnish to the Corporation, prior to the issuance of the Stock in connection with this Award, an agreement, in such form as the Board may from time to time deem appropriate, in which the Employee represents that the shares acquired under the Award are being acquired for investment and not with a view to the sale or distribution thereof.

         8. Incorporation of 1998 Plan Provisions. This Agreement is made pursuant to the 1998 Plan and is subject to all of the terms and provisions of the 1998 Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein (inclusive of Schedule A) shall have the meanings set forth for such terms in the 1998 Plan.

         IN WITNESS HEREOF, the Employee and the Corporation have executed this Performance Share Grant as of the day and year first above written.

EMPLOYEE                                         AMR CORPORATION


-----------------------------                    ---------------------
                                                 Charles D. MarLett
                                                 Corporate Secretary

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                                   Schedule A

                                 AMR CORPORATION

                       2000 - 2002 PERFORMANCE SHARE PLAN
                         FOR OFFICERS AND KEY EMPLOYEES

Purpose

The purpose of the 2000 - 2002 AMR Corporation Performance Share Plan ("Plan") for Officers and Key Employees is to provide greater incentive to officers and key employees of the subsidiaries and affiliates of AMR Corporation ("AMR" or "the Corporation") to achieve the highest level of individual performance and to meet or exceed specified goals which will contribute to the success of the Corporation. This Plan is adopted pursuant to the 1998 Long Term Incentive Plan, as amended ("LTIP").

Definitions

Capitalized terms not otherwise defined in the Plan or the award agreement for performance shares between the Corporation and the employee, will have the meanings set forth in the LTIP.

For purposes of the Plan, the following definitions will control:

 "Adjusted Investment" is defined as the sum of AMR's consolidated notes payable, current maturities of long-term debt and capital leases, long-term debt, capital leases, Present Value of Operating Leases, and stockholders' equity, and any extraordinary or unusual items which may be added or deducted at the discretion of the Committee.

"Affiliate" is defined as a subsidiary of AMR or any entity that is designated by the Committee as a participating employer under the Plan, provided that AMR directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity.

"American" is defined as AMR less AMR subsidiaries other than American Airlines, Inc.

"Average Adjusted Investment" is defined as the sum of Adjusted Investment as of December 31 of a given year during the measurement period, plus Adjusted Investment as of the December 31 of the prior fiscal year, divided by two.

"Calculated Amortization of Operating Leases" is defined as the amortization expense associated with the Capitalized Value of Operating Leases as if such leases were


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accounted for as capital leases, and is determined by the straight line method over the lease term.

"Capitalized Value of Operating Leases" is defined as the initial present value of the lease payments required under American's aircraft operating leases over the initial stated lease term, calculated using a discount rate of Prime plus one percent.

"Committee" is defined as the Compensation / Nominating Committee of the AMR Board of Directors.

"Measurement Period" is defined as the three year period beginning January 1, 2000 and ending December 31, 2002.

"Adjusted Earnings" is defined as the sum of AMR's pre-tax income, interest expense, aircraft rental expense, less Calculated Amortization of Operating Leases and any accounting adjustments or extraordinary or unusual items which may be added or deducted at the discretion of the Committee.

"Average Plan Earnings" is defined as the sum of Adjusted Earnings for each of the years during the measurement period, divided by three.

"Plan Average Adjusted Investment" is defined as the sum of Average Adjusted Investment for each of the years during the measurement period, divided by three.

"Present Value of Operating Leases" is defined as the present value of the lease payments required under aircraft operating leases over the remaining lease term, calculated using the discount rate used in the determination of the Capitalized Value of Operating Leases.

"Prime" is defined as the base rate on corporate loans posted by at least 75% of the 30 largest U.S. banks which is published daily in the Wall Street Journal.

"Return on Investment" or "ROI" is defined as Average Plan Earnings divided by Plan Average Adjusted Investment, stated as a percentage.

"Sabre" is defined as Sabre Holdings Corporation and its subsidiaries.

For purposes of determining ROI, the assets, liabilities, shareholder equity and earnings of Sabre are to be excluded.

Unless otherwise indicated, the sources for all of the financial data specified above are the applicable Annual Reports on Form 10-K filed by the Corporation.


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Accumulation of Shares

         The number of shares under the Plan to be distributed to individual participants is determined by (i) the Corporation's ROI (ii), the Corporation's pre-tax income, and (iii) the terms and conditions of the award agreement between the Corporation and the employee. The distribution percentage of shares is specified below:

-----------------------------------------------------------------------------------------------------------------
                                 GRANTED SHARES - PERCENT OF TARGET

                                              AMR'S ROI
-----------------------------------------------------------------------------------------------------------------
            > OR = TO 5.5%    > OR = TO 7.5%    > OR = TO 9.5%    > OR = TO 11.5%    > OR = TO 13.5%    > OR = TO
 < 5.5%       AND < 7.5%        AND < 9.5%        AND < 11.5%       AND < 13.5%        AND < 15.5%        15.5%
--------    --------------    --------------    --------------    ---------------    ---------------    ---------
   0%               50%               75%               100%              125%             150%            175%


SUBJECT TO ANY ADJUSTMENTS MADE BY THE COMMITTEE TO ADJUSTED INVESTMENT OR ADJUSTED EARNINGS, NO SHARES WILL BE DISTRIBUTED IF THE CORPORATION'S CUMULATIVE PRE-TAX INCOME DURING THE MEASUREMENT PERIOD IS LESS THAN, OR EQUAL TO, $0.

Administration

The Committee shall have authority to administer and interpret the Plan, establish administrative rules, approve eligible participants, and take any other action necessary for the proper operation of the Plan. The distribution percentage of shares, if any, should be determined based on certification of AMR's ROI by AMR's independent auditors. A summary of awards under the Plan shall be provided to the Board of Directors at the first regular meeting following determination of the awards. The Committee may determine to pay a cash equivalent in lieu of the stock award.

General

Neither this Plan nor any action taken hereunder shall be construed as giving any employee or participant the right to be retained in the employ of American or an Affiliate.

Nothing in the Plan shall be deemed to give any employee any right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive an award as may have been expressly awarded by the Committee.

In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act beyond the control of the Corporation, whether similar or dissimilar, (each a "Force Majeure Event"), which Force Majeure Event affects the Corporation or its


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subsidiaries or its Affiliates, the Committee, at its sole discretion, may (i)
terminate or (ii) suspend, delay, defer (for such period of time as the Board may deem necessary), or substitute any awards due currently or in the future under the Plan, including, but not limited to, any awards that have accrued to the benefit of participants but have not yet been paid.

In consideration of the employee's privilege to participate in the Plan, the employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American, to any unauthorized party and,
(ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American or after such employment is terminated, and (iii) not to solicit any current employees of American or any subsidiaries of AMR to join the employee at his or her new place of employment after his or her employment with American is terminated.

The Committee may amend, suspend, or terminate the Plan at any time.


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